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                                                                       EXHIBIT 5

               OPINION OF WATKINS LUDLAM WINTER & STENNIS, P.A.


                                (601) 949-4701

                              September 30, 1998


Board of Directors
Lamar Capital Corporation
401 Shelby Speights Drive
Purvis, Mississippi 39475

Ladies and Gentlemen:

We have acted as counsel to Lamar Capital Corporation ("Lamar") in connection with the Registration Statement on Form S-1 (Registration No. 333-61355), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Act"), as amended by Amendment No. 1 (the "Registration Statement"), with respect to up to a maximum of 1,568,181 shares (the "Shares") of Common Stock, $.50 par value, of Lamar.

We have examined, among other things, the Articles of Incorporation and By-Laws of Lamar, the Registration Statement and the form of Underwriting Agreement filed as Exhibit 1 to the Registration Statement (the "Underwriting
Agreement"), and are familiar with the proceedings taken by Lamar relating to its issuance of Shares as contemplated by the Registration Statement. We have relied on certificates of officers of Lamar and of public officials and others as to certain matters of fact relating to this opinion and have also examined such records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as copies and the truthfulness of all statements of fact contained therein.

Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective and the Shares are sold in accordance with the Underwriting Agreement, the Shares, when issued and sold pursuant to and in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion, or copies thereof, as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus included in Part I of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

WATKINS LUDLAM WINTER & STENNIS, P.A.

/s/ Watkins Ludlam Winter & Stennis, P.A.